Exhibit 16.1 to Form 8-K
                                                                For eNetpc, Inc.





March 23, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 23, 2001, of eNetpc, Inc. and are in agreement with the statements contained in the paragraphs (a)(i) to (a)(vi) on pages one and two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

                                                           /s/ Ernst & Young LLP